Exhibit 4(g)


                            [Clearing Agency Legend]


         Certificate Number       Number of Preferred Securities

                P-                    CUSIP NO.

                     Certificate Evidencing Preferred Securities

                                          of

                                    MP&L CAPITAL I

                       % Quarterly Income Preferred Securities
                   (liquidation amount $25 per Preferred Security)


                    MP&L Capital I, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby
          certifies that              (the "Holder") is the registered
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          owner of       (     ) preferred securities of the Trust
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          representing an undivided beneficial interest in the assets of
          the Trust and designated the MP&L Capital I     % Quarterly
          Income Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 or 5.11 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of
                       , 1996, as the same may be amended from time to time (the "Trust Agreement"). The holder of this certificate is entitled to the benefits of the Guarantee Agreement of Minnesota Power & Light Company, a Minnesota corporation, and The Bank of
          New York, as guarantee trustee, dated as of                  ,
          1996 (the "Guarantee") to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the holder of this certificate without charge upon written request to the Trust at its principal place of business or registered office.

                    Upon receipt of this certificate, the holder of this certificate is bound by the Trust Agreement and is entitled to the benefits thereunder.

                    IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate for and on behalf of the Trust.

          Dated:

                                        MP&L CAPITAL I



                                          By:
                                             --------------------------
                                             [             ]
                                             not in his (her) individual
                                             capacity, but solely as
                                             Administrative Trustee

                                      ASSIGNMENT

                    FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

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          (Insert assignee's social security or tax identification number)

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          (Insert address and zip code of assignee)

          of the Preferred Securities represented by this Preferred Securities Certificate and irrevocably appoints

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          attorney to transfer such Preferred Securities Certificate on the books of the Trust. The attorney may substitute another to act for him or her.

          Date:__________________

          Signature:________________________

          (Sign exactly as your name appears on the other side of this Preferred Securities Certificate)

          Signature:________________________

          (Sign exactly as your name appears on the other side of this Preferred Securities Certificate)